Exhibit 99.1

PRESS RELEASE

SEACOR MARINE COMPLETES CONSOLIDATION OF SEACOSCO JOINT VENTURE

Houston, Texas

July 6, 2020

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE: SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore oil and natural gas and wind farm facilities worldwide, today announced that on June 30, 2020, a wholly-owned subsidiary of the Company completed the acquisition of the remaining 50% of equity interests in SEACOSCO Offshore LLC (“SEACOSCO”) that it did not already own from affiliates of COSCO SHIPPING GROUP (“COSCO”). SEACOR Marine will consolidate the operating results of SEACOSCO as a 100% owned subsidiary from and after the closing date.

The acquisition further modernizes SEACOR Marine’s fleet through consolidating the Company’s ownership of eight Rolls-Royce designed platform supply vessels (“PSVs”). Six of the PSVs are of UT 771WP design, with 4,400 tons deadweight capacity, and two are of UT 771CD design, with 3,800 tons deadweight capacity. SEACOSCO has taken delivery of seven of these PSVs, each with a 2018 or 2019 year of build, and expects to take delivery of the final UT 771WP design PSV later this year. Each of the UT 771WP design PSVs is equipped with a state-of-the-art battery energy storage system designed to reduce fuel consumption and enhance the safety and redundancy of the vessels’ systems.

In connection with the completion of the acquisition, SEACOR Marine and certain of its wholly-owned subsidiaries entered into an amendment to its $130 million loan facility with a syndicate of lenders administered by DNB Bank ASA, New York Branch, to modify the terms of the loan facility primarily to accommodate the SEACOSCO acquisition.

John Gellert, SEACOR Marine’s Chief Executive Officer, commented:

“We are pleased to complete this acquisition. I thank the COSCO SHIPPING GROUP for partnering with us more than two years ago to form the SEACOSCO joint venture and for their efforts in making this transaction a success. I also thank our lenders, led by DNB Bank, for supporting us in this important transaction. We are excited by this next step in the growth of SEACOR Marine and we look forward to consolidating the operating results of the SEACOSCO vessels – the most fuel efficient and modern tonnage of the worldwide supply vessel fleet for the foreseeable future.”

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SEACOR Marine provides global marine and support transportation services to offshore oil and natural gas and windfarm facilities worldwide. SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control and are described in the Company’s filings with the SEC. It should be understood that it is not possible to predict or identify all such factors. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact Connie Morinello at (346) 980-1700 or InvestorRelations@seacormarine.com

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